Exhibit 99.1

Sonic Solutions Reports Results For Second Fiscal Quarter Ended
September 30, 2003; Revenue Increase Drives Record Quarterly
Profitability

    NOVATO, Calif.--(BUSINESS WIRE)--Oct. 30, 2003--Sonic Solutions (Nasdaq:SNIC) announced today results for the Company's second fiscal quarter ended September 30, 2003.
    Net revenue for the quarter was $12,695,000 compared to $7,488,000 for the same period in the prior fiscal year. Operating income for the quarter was $2,261,000 and net income per diluted share was $0.08 compared to operating income of $726,000 and net income per diluted share of $0.04 for the same period of the prior fiscal year.
    Net revenue for the six months ended September 30, 2003 was $24,717,000 compared to $14,872,000 for the same period in the prior fiscal year. Operating income for the six months was $4,284,000 and net income per diluted share was $0.16 compared to operating income of $1,308,000 and net income per diluted share of $0.07 for the same period of the prior fiscal year.
    "Sonic's revenues grew during the September quarter, as DVD recorder shipments continued to ramp and as our business expanded on several fronts," noted Bob Doris, president & CEO of Sonic Solutions. "The company's financial performance was excellent, on virtually all income statement and balance sheet metrics. We're very much looking forward to the last two quarters of our 2004 fiscal year, when we expect that growth will accelerate, taking Sonic to new levels of performance."
    Sonic will hold its fiscal second quarter 2004 earnings conference call on Thursday, October 30, 2003 at 1:30 p.m. (PT)/4:30 p.m. (ET). Investors are invited to listen to Sonic's quarterly conference call on the investor section of the Sonic Web site at www.sonic.com. A replay of the call will also be available via Webcast at www.sonic.com.

                            Sonic Solutions
                   Condensed Statement of Operations
               (in thousands, except per share amounts)
                              (unaudited)

                                      Three Months       Six Months
                                         Ended             Ended
                                      September 30,     September 30,
                                      2003     2002     2003     2002
                                    -------  -------  -------  -------

   Net Revenue                     $12,695  $ 7,488  $24,717  $14,872

   Cost of Revenue                   1,653    1,789    3,401    3,696
                                    -------  -------  -------  -------

       Gross Profit                 11,042    5,699   21,316   11,176
                                    -------  -------  -------  -------

   Operating expenses
       Marketing and sales           2,890    2,001    5,982    4,147
       Research and development      4,840    2,250    9,021    4,142
       General and administrative    1,051      722    2,029    1,579
                                    -------  -------  -------  -------
             Total operating
              expenses               8,781    4,973   17,032    9,868
                                    -------  -------  -------  -------
             Operating income        2,261      726    4,284    1,308

   Other income, net                    51       28        1       62
                                    -------  -------  -------  -------

             Income before income
              taxes                  2,312      754    4,285    1,370
   Provision for income taxes          414       18      745       58
                                    -------  -------  -------  -------

             Net income            $ 1,898      736    3,540    1,312
                                    =======  =======  =======  =======
             Net income per share
              applicable to common
                Shareholders:
                          Basic    $  0.09  $  0.04  $  0.18  $  0.08
                                    =======  =======  =======  =======
                          Diluted  $  0.08  $  0.04  $  0.16  $  0.07
                                    =======  =======  =======  =======

             Shares used in
              computing net
              income per
              share:
                          Basic     20,118   16,032   19,276   15,660
                                    =======  =======  =======  =======
                          Diluted   23,462   19,138   22,620   18,767
                                    =======  =======  =======  =======


                            Sonic Solutions
                       Condensed Balance Sheets
                            (in thousands)

                                             September 30,   March 31,
                                                     2003      2003 *
                                                   --------   --------
Assets                                           (unaudited)
Current assets:
    Cash, cash equivalents and investments        $ 37,574   $  9,708
    Accounts receivable, net of allowance
     for returns and doubtful accounts of
     $411, at September 30, 2003 and
     March 31, 2003, respectively                    4,489      5,823
    Inventory                                          655        531
    Prepaid expenses and other current
     assets                                            844        869
                                                   --------   --------
        Total current assets                        43,562     16,931
                                                   --------   --------

Fixed assets, net                                    2,381      1,745
Purchased and internally developed software
 costs, net                                            956        920
Acquired intangibles                                 1,077      1,345
Goodwill                                             6,715      6,715
Other assets                                         1,417        697
                                                   --------   --------
        Total assets                              $ 56,108   $ 28,353
                                                   ========   ========

Liabilities and Shareholders' Equity
Current liabilities:
    Accounts payable and accrued
     liabilities                                  $  7,054   $  7,087
    Deferred revenue and deposits                    2,286      1,840
                                                   --------   --------
        Total current liabilities                    9,340      8,927
                                                   --------   --------
Shareholders' equity:
    Common stock                                    69,567     45,765
    Preferred stock                                      0          0
    Accumulated deficit                            (22,799)   (26,339)
                                                   --------   --------
        Total shareholders' equity                  46,768     19,426
                                                   --------   --------
        Total liabilities and
         shareholders' equity                     $ 56,108   $ 28,353
                                                   ========   ========

* March 31, 2003 balances are derived from the audited financial statements included in the Company's 2003 Annual Report on Form 10-K.

    About Sonic Solutions (NASDAQ: SNIC - News)

    Based in Marin County, California, Sonic Solutions (http://www.sonic.com) is the world's leading supplier of DVD creation software for professional, industrial and consumer applications. The majority of major film releases on DVD have been produced on Sonic's professional DVD authoring systems in studios around the world. Sonic's MyDVD(R) and DVDit!(R) are the most widely used DVD creation applications by consumers and video enthusiasts and are the solutions of choice among the key PC and after-market drive suppliers. Sonic's RecordNow!(TM) is a leading solution for audio and data mastering. Sonic's AuthorScript(R), the DVD and CD formatting and burning engine that underlies Sonic's applications, is the most widely deployed DVD software engine and has been licensed by Adobe, Microsoft, Sony, and many others.

    Forward Looking Statements

    The above paragraphs of this press release may contain forward looking statements that are based upon current expectations. Actual results could differ materially from those projected in the forward looking statements as a result of various risks and uncertainties including, among others, the timely introduction and acceptance of new products, costs associated with new product introductions, the transition of products to new hardware configurations and platforms and other factors, including those discussed in the Company's annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with the Company's most recent annual report on Form 10-K, Form 10-Q and Registration Statement on file with the Securities and Exchange Commission, which contain a more detailed discussion of the Company's business including risks and uncertainties that may affect future results. The Company does not undertake to update any forward looking statements.

    Sonic, the Sonic logo, Backup MyPC, CinePlayer, DVD Producer, Edit-on-DVD, NoNoise, OpenDVD, Sonic PrimeTime, RecordNow! and Simple Backup are trademarks of Sonic Solutions. AuthorScript, AutoDVD, DVDit!, DVD Fusion, MyDVD, PrePlay, ReelDVD, Scenarist, Sonic DVD Creator and Sonic Solutions are registered trademarks of Sonic Solutions. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic under license. Specifications, pricing and delivery schedules are subject to change without notice.

    Sonic Solutions -- 101 Rowland Way -- Novato, CA 94945 -- tel:
415.893.8000 -- fax: 415.893.8008 -- www.sonic.com

    CONTACT: Sonic Solutions
             A. Clay Leighton, 415-893-8000
             Chief Financial Officer
             clay_leighton@sonic.com
             or
             Market Street Partners
             Carolyn Bass or Rob Hawkins, 415-321-2455 carolyn@marketstreetpartners.com rob@marketstreetpartners.com